Exhibit 99.(j)(1)

Consent of Independent Registered Public Accounting Firm

The Board of Trustees and Shareholders of Reserve Municipal Money-Market Trust II, Reserve New York Municipal Money-Market Trust and Reserve Municipal Money-Market Trust:

We consent to the reference to our firm under the headings “Financial Highlights” in the prospectus and “Independent Registered Public Accounting Firm” in the statement of additional information and to the use of our report dated July 27, 2007, incorporated herein by reference.

KPMG LLP

New York, New York
September 27, 2007